Exhibit 24.2

                            POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitute and appoint Patrick J. Guarino, Todd Walker and Gregory Robbins, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for them and in their name, place, and stead, in any and all capacities (including as an officer or director of ULTRAMAR DIAMOND SHAMROCK CORPORATION (the "Corporation")), to sign a Registration Statement on Form S-8 of the Corporation for the purpose of registering, pursuant to the Securities Act of 1933, up to 1,000,000 shares of Common Stock (and associated stock purchase rights) of the Corporation for issuance pursuant to the Corporation's obligations under the Long-Term Incentive Plan assumed by operation of the merger of Diamond Shamrock, Inc. with and into the Corporation effective December 3, 1996, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ R. R. HEMMINGHAUS              /s/ BYRON ALLUMBAUGH

R. R. HEMMINGHAUS                  BYRON ALLUMBAUGH

/s/ E. GLENN BIGGS                 /s/ H. FREDERICK CHRISTIE

E. GLENN BIGGS                     H. FREDERICK CHRISTIE

/s/ W. E. BRADFORD                 /s/ RUSSELL H. HERMAN

W. E. BRADFORD                     RUSSELL H. HERMAN

/s/ W. H. CLARK                    /s/ MADELEINE SAINT-JACQUES

W. H. CLARK                        MADELEINE SAINT-JACQUES

/s/ BOB MARBUT                     /s/ H. PETE SMITH

BOB MARBUT                         H. PETE SMITH

/s/ KATHERINE D. ORTEGA            /s/ C. BARRY SCHAEFER

KATHERINE D. ORTEGA                C. BARRY SCHAEFER

Dated:  December 30, 1996

W5003.TW